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                                                                  Exhibit 10.13b

February 1, 2002

iNetNow, Inc.
4322 Wilshire Boulevard
Second Floor
Los Angeles, California 90010

Attention:  Mr. Errol Gerson, Chief Executive Officer


     Re: Agreement between i3 Mobile. Inc. and iNetNow, Inc., dated as of October 1, 2001

Gentlemen:

Reference is made to that certain Agreement, dated as of October 1, 2001, (the "Agreement") between iNetNow, Inc. ("iNetNow") and 13 Mobile, Inc. ("i3"), as amended on November 7, 2001 (the "Amendment"). This letter sets forth the agreement between iNetNow and i3 with respect to the subject matter thereof, and shall supersede any aspect of the Agreement and/or the Amendment contrary to or inconsistent with the terms regarding the subject matter hereof. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement and the Amendment.

1. Indebtedness. (a) Upon satisfactory completion (as determined by i3 in its sole discretion) of the matters set forth in Sections 2-4 below, 13 shall irrevocably forgive any and all debts and obligations in excess of $675,600.00 outstanding as of January 15, 2002 (including interest expenses) pursuant to
Section 1.7 of the Agreement (as amended) and that certain Senior Secured Promissory Note, dated October 17, 2001, of iNetNow in favor of i3.

     (b) The last three sentences of Section 1.8 of the Agreement (as amended) are hereby deleted in their entirety and replaced with the following:

         "In the event that the Fee for any month is less than the Expense Payment for such month, then the following calculations shall apply to determine the amount of the additional advance for such month (collectively, "Incremental Debt") under the Senior Secured Promissory Note, dated October 17, 2001, between iNetNow and i3, and shall increase the outstanding indebtedness of iNetNow to i3 thereunder: (i) if the excess of Expense Payment for such month over the Fee for such month ("Monthly Excess") is less than the Expense Payment less any amounts attributable to salary and benefits for i3Mobile-Dedicated Personnel ("Non-Payroll Expenses") then the Incremental Debt for that month shall be equal to the Monthly Excess; and (ii) if the Monthly Excess is greater than the Non-Payroll Expenses then the Incremental Debt for that month shall be equal to the Non-Payroll Expenses. In the event that the Fee for any month is greater than the Expense Payment for such month, then, in lieu of i3 paying such Fee, there shall be credited against the $675,600.00, plus Incremental Debt and accrued interest, owed to i3 as of January 15, 2002, as partial repayment thereof, the amount by which such Fee exceeds such Expense Payment. Such crediting and partial repayment shall continue until such $675,600.00, plus any Incremental Debt and accrued interest, has been fully repaid, and thereafter i3 shall pay to iNetNow the monthly Fee in cash to the extent in excess of such monthly Expense Payment."

Revised February 1, 2002

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2. Transfer of Customers. Concurrently with the execution of this agreement,
iNetNow provided i3 with an accurate and complete list of iNetNow's current customers as of the date hereof; including information regarding the service ordered by each such customer, and each such customer's name, billing address, billing and usage history, email address, home, mobile and work telephone numbers, and any other information relevant to the servicing of such customer's business and the billing and collection of charges therefor from such customer in connection with iNetNow's business. iNetNow agrees and acknowledges that i3 shall have the right to contact, market to, encourage and induce such customers to subscribe to i3's mobile concierge service (currently known as "Pronto") instead of iNetNow' s service offering, and iNetNow shall cooperate with and assist i3 in connection therewith. iNetNow will cease offering services to these customers on and after February 28, 2002. iNetNow hereby waives any claims, known or unknown, in law or in equity, which it has or may have relating to the exercise by i3 of its rights under this Section 2.

3. Software License Agreement. In connection with the execution and delivery of this agreement, and as a material portion of the consideration therefor, iNetNow shall execute and deliver the Software License Agreement, in the form attached hereto as Exhibit i3, concurrently with the execution and delivery of this agreement. i3 shall have the tight, exercisable at any time until the fifth anniversary of the date hereof; to execute and deliver a. counterpart of such Software License Agreement to iNetNow, and such Software License Agreement shall be effective from the date of the delivery thereof to iNetNow by i3 until the fifth anniversary of the date hereof.

4. Corporate Documents. As soon as possible following the date hereof; and in any event prior to February 25, 2002, iNetNow shall take all necessary measures (including, without limitation, obtaining the consents of its Board of Directors in substantially the form of Exhibit A-1 hereto and the owners of a majority of its capital stock in the form of Exhibit A-2 hereto, if applicable) to (i) adopt and file the amendments to its Certificate of Incorporation in the form of Exhibit A-3 hereto, and (ii) to issue to i3 in consideration of the forgiveness of the indebtedness described in Section 1 above 100 shares of iNetNow's Class B Common Stock, consisting of all of the authorized shares of Class B Common Stock set forth in Exhibit A3, all of which shall be validly issued, fully paid and non-assessable, and free and clear of all liens, encumbrances, claims, security interests, pledges and other restrictions (other than those imposed by applicable securities law). i3 agrees that it will surrender these shares to iNetNow at such time when iNetNow fully pays or earns down its outstanding indebtedness to i3 and the balance remains at zero for a period of at least thirty (30) days.

5. Waiver of Exclusivity. Notwithstanding the terms of the Amendment, iNetNow shall hereafter have the right to grant non-exclusive licenses to its software to any third party for use in the United States and its territories and possessions during the Term of the Agreement.

6. Employees. Upon the occurrence of a "Trigger Event" (as defined below), i3 shall have the right to directly or indirectly hire or employ (contractually or otherwise) those persons listed on Exhibit C hereto, and to solicit, induce and encourage such persons to accept employment with i3, and upon the occurrence of a Trigger Event, iNetNow shall be deemed to irrevocably waive any and all claims, known or unknown, in law or in equity, against i3 and each such person which arise out of or relate to the hiring or employment of any such person by i3, including, without limitation, any claims in respect of the breach of any terms of any employment agreements, company policies, noncompetition covenants, etc. between iNetNow and such persons which breach is a result of the hiring or employment of such persons by i3. A "Trigger Event," as used herein, shall mean any of the following:

               (a) Any sale of all or substantially all of the capital stock or assets of. iNetNow;

               (b) Any merger or other reorganization of iNetNow with, or into another corporation such that (i) iNetNow is not the surviving corporation following such merger and (ii) the stockholders of iNetNow prior to such transaction own less than 50% of the outstanding voting equity securities of the surviving corporation after such transaction; or

               (c) Any event whereby iNetNow (i) commences a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect),
          (ii) files a petition seeking to take advantage of

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                  any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, liquidation, winding up or composition or adjustment of debts, (iii) consents to arty petition filed against it in an involuntary case under such bankruptcy laws or other similar laws, (iv) applies for or consents to the appointment of the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign,
                  (v) admits in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (vi) makes a general assignment for the benefit of creditors, (viii) is the subject of an involuntary case under bankruptcy laws or other similar laws, which case is not dismissed within 30 days, or (viii) takes any corporate action for the purpose of effecting any of the foregoing.

Except as specifically set forth above, all terms and conditions set forth in the Agreement and the Amendment shall remain unchanged, and in full force and effect. This agreement cannot be amended except by a writing signed by authorized representatives of both parties. Sections 15 through 23, the second sentence of Section 24, and Sections 25 and 26 of the Agreement are hereby incorporated by reference, rnutatis mutandis, and shall have the same force and effect with respect to this agreement as if fully set forth herein.

Please indicate your agreement with the forgoing by executing this agreement in the appropriate space indicated below

i3 MOBILE, INC.


/s/ John A. Lack
----------------------------------
Name:  John A. Lack
Title: President and Chief
       Executive Officer

                                                    iNetNow, INC.


                                                    /s/ Errol M. Gerson
                                                    ----------------------------
                                                    Name:    Errol M. Gerson
                                                    Title:   CEO

Revised February 1, 2002

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